Exhibit 10.2

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT, dated as of January 1, 2011, is by and between MIDLAND STATES BANCORP, INC. (f/k/a New Midland States, Inc.), an Illinois corporation (“Successor Borrower”), and RICHARD E. WORKMAN 2001 TRUST, an Illinois trust dated July 4, 2001 (“Lender”).

R E C I T A L S:

A.            Midland States Bancorp, Inc., a Delaware corporation (“Original Borrower”), and Lender are parties to: (a) that certain Amended and Restated Credit Agreement, dated as of December 31, 2010 (as heretofore amended, the “Credit Agreement”), (b) that certain Amendment Agreement, dated as of December 31, 2010 (as heretofore amended, the “Amendment Agreement”), (c) that certain Amended and Restated 2009 Exchange and Warrant Agreement, dated as of December 31, 2010 (as heretofore amended, the “2009 Exchange Agreement”), (d) that certain Amended and Restated 2010 Exchange and Warrant Agreement, dated as of December 31, 2010 (as heretofore amended, the “2010 Exchange Agreement”), and (e) that certain Investment letter, dated as of December 31, 2010 (as heretofore amended, the “Investment Letter”).

B.            Successor Borrower has issued to Lender: (a) that certain Tranche A Term Note, dated December 31, 2010 in the principal amount of $6,300,000 (as heretofore amended, the “Tranche A Term Note”), (b) that certain Tranche B Term Note, dated December 31, 2010 in the principal amount of $5,000,000 (as heretofore amended, the “Tranche B Term Note”), (c) that certain Amended 2010 Term Note, dated December 31, 2010 in the principal amount of $5,000,000 (as heretofore amended, the “2010 Term Note”; the Tranche A Term Note, the Tranche B Term Note and the 2010 Term Note are referred to herein, collectively, as the “Notes”), (d) that certain Preferred Stock Purchase Warrant dated December 31, 2010 regarding Successor Borrower’s Series C Preferred Stock (as heretofore amended, the “Series C Warrant”), and (e) that certain Preferred Stock Purchase Warrant dated December 31, 2010 regarding Successor Borrower’s Series D Preferred Stock (as heretofore amended, the “Series D Warrant”; the Series C Warrant and the Series D Warrant are referred to herein, collectively, as the “Warrants”; the Credit Agreement, the Amendment Agreement, the 2009 Exchange Agreement, the 2010 Exchange Agreement, the Investment Letter, the Tranche A Term note, the Tranche B Term Note, the Warrants and the other Financing Documents (as defined in the Credit Agreement) are referred to herein, collectively, as the “Financing Documents”).

C.            Pursuant to and in accordance with the Articles of Merger, dated December 30, 2010, filed with the Secretary of State of the State of Illinois, the Certificate of Merger, dated December 30, 2010, filed with the Secretary of State of the State of Delaware, and the Agreement and Plan of Merger, dated as of October 25, 2010 (the “Merger Agreement”), by and between Original Borrower and Successor Borrower, on December 31, 2010 at 11:59 p.m.,

Original Borrower merged with and into Successor Borrower (the “Merger”) with Successor Borrower as the surviving corporation.

D.            Pursuant to Section 11.50 of the Illinois Business Corporation Act of 1983, as amended, and Section 4 of the Merger Agreement, as a result of the consummation of the Merger, Successor Borrower, as the surviving corporation in such Merger, became responsible and liable for all the liabilities and obligations of Original Borrower.

E.             The parties are entering into this Assumption Agreement pursuant to, and in accordance with, Section 6.9 of the Credit Agreement and Section 2C of each of the Warrants to evidence its assumption of the due and punctual payment of the principal of and interest on the Notes, and the due and punctual performance and observation of all of the covenants in the Credit Agreement and other Financing Documents to be performed by Original Borrower.

NOW, THEREFORE, in consideration of the premises, the terms and conditions herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby further agree as follows:

Section 1.  Definitions.  All capitalized terms used herein that are defined in the Credit Agreement, either directly or by reference therein, shall have the respective meanings assigned them in the Credit Agreement except as otherwise provided herein or unless the context otherwise requires.

Section 2.  Assumption of Liabilities and Obligations.

(a)           Pursuant to, and in compliance and accordance with, Section 6.9 of the Credit Agreement, Section 2C of each of the Warrants and applicable law, Successor Borrower hereby expressly assumes and agrees to perform as fully as if it were originally a party thereto (i) the due and punctual payment of the principal of, interest on and all other amounts due under the Notes and each other Financing Document, (ii) the due and punctual performance and observation of all of the agreements, covenants, conditions and other terms and provisions of the Credit Agreement and the other Financing Documents to be performed or observed by Original Borrower; and (iii) all of the other obligations and liabilities of Original Borrower under the Notes, the Credit Agreement and the other Financing Documents.  It is expressly understood and acknowledged that nothing in this Agreement shall be deemed to cause or otherwise give rise to a novation of the Notes.

(b)           Successor Borrower succeeds to and is substituted for Original Borrower, with the same effect as if Successor Borrower had originally been named in the Notes, the Credit Agreement and the other Financing Documents as Original Borrower.

(c)           Pursuant to and in compliance with Section 2C of each of the Warrants, Successor Borrower hereby represents and warrants that (i) each of the Warrants shall continue in full force and effect following the Merger and is enforceable against Successor Borrower in accordance with its terms, (ii) the Series C Warrant shall be exercisable, following the Merger, for the same number of shares of Successor Borrower’s Series C 9% Non-Cumulative Perpetual Convertible Preferred Stock (“Successor Borrower’s Series C Preferred Stock”) as the number of Original Borrower’s Series C 9% Non-Cumulative Perpetual Convertible Preferred Stock (the “Original Series C Preferred Stock”) issuable upon the exercise of the Series C Warrant immediately prior to the Merger, (iii) the Series D Warrant shall be exercisable, following the Merger, for the same number of shares of Successor Borrower’s Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock (“Successor Borrower’s Series D Preferred Stock”) as the number of Original Borrower’s Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock (the “Original Series D Preferred Stock”) issuable upon the exercise of the Series D Warrant immediately prior to the Merger, and (iv) the terms and conditions of the Certificates of Designation for Successor Borrower’s Series C Preferred Stock and Successor Borrower’s Series D Preferred Stock are identical to the Certificates of Designation for the Original Series C Preferred Stock and the Original Series D Preferred Stock, respectively, except for changes in the references to the state of incorporation of Successor Borrower and changes to reflect the conversion of each one share of the common stock of Original Borrower into ten shares of Successor Borrower’s common stock,.

Section 3.  Representations and Warranties.  Successor Borrower represents and warrants that: (a) it has all necessary power and authority to execute and deliver this Assumption Agreement and to perform the Notes, the Credit Agreement and the other Financing Documents; (b) it is the successor of Original Borrower pursuant to a valid merger effected in accordance with applicable law; (c)  it is a corporation incorporated, organized and existing under the laws of the State of Illinois; (d)  both immediately before and after giving effect to this Assumption Agreement and the Merger, no Default or Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (e) this Assumption Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 4.  Conditions of Effectiveness.  This Assumption Agreement shall become effective simultaneously with the effectiveness of the Merger; provided, however, that:

(a)           Lender shall have executed a counterpart of this Assumption Agreement and shall have received one or more counterparts of this Assumption Agreement executed by Successor Borrower; and

(b)           Successor Borrower and Original Borrower shall have duly executed and filed with the Secretary of the State of the State of Illinois the Articles of Merger.

Section 5.  Reference to the Credit Agreement.

(a)           Upon the effectiveness of this Assumption Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as affected, amended and supplemented hereby.

(b)           Upon the effectiveness of this Assumption Agreement, each reference in the Notes to the Credit Agreement including each term defined by reference to the Credit Agreement shall mean and be a reference to the Credit Agreement or such term, as the case may be, as affected, amended and supplemented hereby.

(c)           Upon the effectiveness of this Assumption Agreement, each reference in the other Financing Documents to the Credit Agreement including each term defined by reference to the Credit Agreement shall mean and be a reference to the Credit Agreement or such term, as the case may be, as affected, amended and supplemented hereby.

(d)           The Credit Agreement, as amended and supplemented hereby, shall remain in full force and effect and is hereby ratified and confirmed.

Section 6.  Reaffirmation.  Successor Borrower hereby repeats and restates, and Successor Borrower hereby makes, as of the date hereof, all of the representations and warranties contained in the Credit Agreement and each of the other Financing Documents.  Successor Borrower represents that such representations and warranties, as so repeated and restated and as so made, are true and correct.  The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of, or consent to any departure from, any provision of the Credit Agreement or any of the other Financing Documents.

Section 7.  Further Assurances.  Successor Borrower hereby agrees from time to time, as and when reasonably requested by Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

Section 8.  Execution in Counterparts.  This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same instrument.

Section 9.  Governing Law; Binding Effect.  This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed as of the day and year first written above.

MIDLAND STATES BANCORP, INC. (F/K/A NEW MIDLAND STATES, INC.)

By:	/s/ Jeff Ludwig
Name: Jeff Ludwig
Title: Executive Vice President & Chief Financial Officer

RICHARD E. WORKMAN 2001 TRUST

By:	/s/ Richard E. Workman

Name:	Richard E. Workman

Title:	Trustee

(Signature Page to Assumption Agreement)